EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements is presented to illustrate the estimated effects of the acquisition by Tribute Pharmaceuticals Canada Inc. (“Tribute” or the “Company”) of Medical Futures Inc. (together herein referred to as “MFI”), (MFI, together with Tribute, are referred to as the “Combined Entity”) which was completed on June 16, 2015. The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 and unaudited pro forma condensed consolidated statement of operations and comprehensive (loss) for the three months ended March 31, 2015 are based upon and derived from and should be read in conjunction with the historical unaudited financial statements of Tribute (which are available in Tribute’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015) and historical unaudited financial information of MFI prepared in accordance with Canadian generally accepted standards for review engagements, as of and for such period which are included in Exhibit 99.3 to the Form 8-K/A, which Tribute’s management adjusted to reflect Tribute’s consolidated financial statements on a consistent U.S. GAAP basis with Tribute. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is based upon and derived from and should be read in conjunction with the historical audited financial statements of Tribute (which are available in Tribute’s Annual Report on Form 10-K for the year ended December 31, 2014) and the historical audited ASPE financial statements of MFI for the year ended December 31, 2014 (refer to Exhibit 99.2 to the Form 8-K/A for the ASPE financial statements of MFI), which Tribute’s management adjusted to reflect Tribute’s consolidated financial statements on a consistent U.S. GAAP basis with Tribute. The ASPE to U.S. GAAP adjustments are unaudited. The acquisition has been accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations”.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma condensed consolidated financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated financial statements. Under ASC 805, assets acquired and liabilities assumed are recorded at fair value. The fair value of MFI’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value as of March 31, 2015. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. The establishment of the fair value of consideration for acquisitions requires the extensive use of significant estimates and management’s judgment to establish the fair value of consideration, including contingent consideration. Significant judgment is required in determining the estimated fair values of identifiable intangible assets, certain tangible assets and certain liabilities assumed. Such a valuation requires estimates and assumptions including, but not limited to, determining the timing and estimated costs to complete each in-process project, projecting the timing of regulatory approvals, estimating future cash flows and direct costs in addition to developing the appropriate discount rates and current market profit margins.  Certain market based assumptions were used when data was not available, however, management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available.

The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2014 and the three months ended March 31, 2015 assume the completion of the acquisition occurred on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 assumes the completion of the acquisition occurred on March 31, 2015. The unaudited pro forma condensed consolidated financial statements have been prepared by management in accordance with the regulations of the SEC and is not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated condensed consolidated financial position or future results of operations that the Combined Entity will experience after the acquisition. In addition, the accompanying unaudited pro forma condensed consolidated statements of operations do not include any expected cost savings or restructuring actions which may be achievable subsequent to the acquisition or the impact of any non-recurring activity and one-time transaction related costs. Certain financial information of MFI as presented in its financial statements has been reclassified to conform to the historical presentation in Tribute’s financial statements for purposes of preparation of the unaudited pro forma condensed consolidated financial statements.

This unaudited pro forma condensed consolidated financial statement should be read in conjunction with the accompanying notes and assumptions as well as the historical financial statements and related notes of Tribute contained in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed by Tribute with the SEC and the historical financial statements and related notes of MFI filed as Exhibit 99.2 and Exhibit 99.3 to the Form 8-K/A, and which are incorporated by reference herein.

TRIBUTE PHARMACEUTICALS CANADA INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As at March 31, 2015

(Stated in Canadian Dollars)
	Historical Tribute Pharmaceuticals Canada Inc.	Historical Medical Futures Inc.	Acquistion and Financing Adjustments	Footnote Reference	Pro Forma Consolidation

Assets
Current
Cash and cash equivalents	$5,550,766	$61,574	$917,348	5a	$6,529,688
Accounts receivable	3,124,207	1,065,973	-		4,190,180
Inventories	1,193,968	1,747,916	-		2,941,884
Taxes recoverable	119,062	125,520	-		244,582
Loan receivable	15,814	-	-		15,814
Prepaids, deposits and sundry receivables	227,722	336,708	78,481	5b	642,911
Current portion of debt issuance costs, net	139,758	-	-		139,758
Other current asset	43,400	-	-		43,400
Total current assets	10,414,697	3,337,691	995,829	-	14,748,217

Property, plant and equipment	978,956	190,808	-		1,169,764
Intangible assets	40,464,367	1,413,574	(1,413,574)	5c	40,464,367
Goodwill	3,599,077	-	24,694,731	5c	28,293,808
Debt issuance costs, net	366,404	-	838,945	5d	1,205,349
Total Assets	$55,823,501	$4,942,073	$25,115,931		$85,881,505

Liabilities
Current
Bank indebtedness	$-	$1,954,685	$(1,954,685)	5e	$-
Accounts payable and accrued liabilities	4,287,067	1,545,526	-		5,832,593
Current portion of long term debt	1,525,656	-	12,500,000	5e	14,025,656
Warrant liability	5,359,374	-	-		5,359,374
Contingent consideration	-	-	5,695,000	5f	5,695,000
Promissory note	-	-	5,000,000	5g	5,000,000
Total current liabilities	11,172,097	3,500,211	21,240,315	-	35,912,623

Long term debt	15,260,858	-	-		15,260,858
Due to shareholder	-	535,151	-		535,151
Total liabilities	26,432,955	4,035,362	21,240,315		51,708,632

Shareholders' Equity
Common shares	45,022,189	350,001	(350,001)	5h	50,022,189
			5,000,000	5i
Additional paid-in capital options	3,061,924	-	-		3,061,924
Warrants	6,347,349	-	-		6,347,349
Accumulated other comprehensive income	43,400	-	-		43,400
Deficit	(25,084,316)	556,710	(774,383)	5j	(25,301,989)
Total shareholders' equity	29,390,546	906,711	3,875,616		34,172,873
Total Liabilities and Shareholders' Equity	$55,823,501	$4,942,073	$25,115,931		$85,881,505

TRIBUTE PHARMACEUTICALS CANADA INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss
For the year ended December 31, 2014

(Stated in Canadian Dollars)
	Historical Tribute	Historical Medical Futures Inc.	Acquisition and Financing Adjustments	Footnote Reference	Pro Forma Consolidation
	12/31/2014	12/31/2014

Revenues
Licensed domestic product net sales	9,106,038	9,879,885	-		18,985,923
Other domestic product sales	6,127,968	-	-		6,127,968
International product sales	1,619,372	-	-		1,619,372
Royalty and licensing revenues	18,414	-	-		18,414
	16,871,792	9,879,885	-		26,751,677
Cost of Sales
Licensor sales and distribution fees	5,902,034	4,836,729	-		10,738,763
Cost of products sold	1,787,584	-	-		1,787,584
Write down of inventories	53,099	-	-		53,099
Gross Profit	9,129,075	5,043,156	-		14,172,231

Expenses
Selling, general and administrative	10,149,854	5,029,347	-		15,179,201
Amortization of assets	1,511,021	207,365	(188,971)	5k	1,529,415
Operating expenses	11,660,875	5,236,712	(188,971)		16,708,616

Income from operations	(2,531,800)	(193,556)	188,971		(2,536,385)

Non-operating Income (Expenses)
Change in warrant liability	283,305	-	-		283,305
Unrealized foreign currency exchange on debt	(1,641,238)	-	-		(1,641,238)
Loss on derivative instrument	(167,511)	-	-		(167,511)
Accretion expense	(167,555)	-			(167,555)
Interest expense	(1,441,729)	(49,948)	(350,052)	5l	(1,841,729)
Interest and other income	59,586	-	-		59,586
Income and Comprehensive Income for the year before tax	(5,606,942)	(243,504)	(161,081)		(6,011,527)
Current income tax expense	-	107	(42,686)	5m	(42,579)
Net Income and Comprehensive Income	(5,606,942)	(243,611)	(118,395)		(5,968,948)

Earnings per share
- Basic	(0.08)		(0.00)		(0.08)
- Diluted	(0.08)		(0.00)		(0.08)

Weighted average number of common shares	71,940,005		3,723,008		75,663,013

TRIBUTE PHARMACEUTICALS CANADA INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss
For the three month period ended March 31, 2015

(Stated in Canadian Dollars)

	Historical Tribute	Historical Medical Futures Inc.	Acquisition and Financing Adjustments	Footnote Reference	Pro Forma Consolidation
Revenues
Licensed domestic product net sales	2,521,080	2,185,874	-		4,706,954
Other domestic product sales	2,601,622	-	-		2,601,622
International product sales	469,595	-	-		469,595
	5,592,297	2,185,874	-		7,778,171
Cost of Sales
Licensor sales and distribution fees	1,452,064	988,542	-		2,440,606
Cost of products sold	575,246	-	-		575,246
Gross Profit	3,564,987	1,197,332	-		4,762,318

Expenses
Selling, general and administrative	3,325,922	1,607,030	-		4,932,952
Amortization of assets	621,623	50,891	(47,276)	5k	625,238
Operating expenses	3,947,545	1,657,921	(47,276)		5,558,190

Income from operations	(382,558)	(460,589)	47,276		(795,872)

Non-operating Income (Expenses)
Change in warrant liability	(2,695,600)	-	-		(2,695,600)
Unrealized foreign currency exchange on debt	(1,433,456)	-	-		(1,433,456)
Accretion expense	(73,999)	-	-		(73,999)
Interest expense	(595,975)	(13,033)	13,033	5l	(595,975)
Interest and other income	125	-	-		125
Loss for the period before tax	(5,181,463)	(473,622)	60,309		(5,594,777)
Current income tax expense	-	(98,569)	15,982	5m	(82,587)
Net Loss and Comprehensive Loss	(5,181,463)	(375,053)	44,327		(5,512,190)

Earnings per share
- Basic	(0.05)		0.00		(0.05)
- Diluted	(0.05)		0.00		(0.05)

Weighted average number of common shares	96,685,405		3,723,008		100,408,413

1. Description of Acquisition

On June 16, 2015, the Company acquired 100% of the outstanding shares of privately-held MFI, a Canadian-based  pharmaceutical company. MFI's shareholders were paid 3,723,008 common shares of Tribute, $8.5 million in cash consideration, $5 million in an unsecured one year promissory note bearing interest at 8% annually convertible at the holder’s option at any time during the term into 2,813,778 Tribute common shares with an additional $5.7 million in cash consideration payable to MFI shareholders at various stages based upon a consent for a license and supply agreement and a consent for an amended distribution agreement.  In addition, on the receipt of each regulatory approval for MFI’s two pipeline products (or upon the occurrence of a change of control of Tribute), MFI will receive a payment of $1.25 million per product.  Tribute also entered into a debenture agreement of $12.5 million which was necessary to complete its acquisition of MFI.

2. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting and was based on the historical financial statements of Tribute and MFI. The acquisition method of accounting is based on ASC 805, which uses the fair value concepts defined in ASC 820, “Fair Value Measurement,” (“ASC 820”). The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, are expected to have a continuing impact on the combined results.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date and that the fair value of acquired intangible assets be recorded on the balance sheet regardless of the likelihood of success of the related product as of the acquisition date.

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under U.S. GAAP, expands disclosures about fair-value measurements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. As a result of the requirements of ASC 820, Tribute may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measurement that do not reflect Tribute’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 820 also requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can reasonably be estimated.  If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450 “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized.  Tribute has not identified any such contingencies and therefore ASC 450 is not applicable to the company.

3. Accounting Policies

Following the acquisition, Tribute will conduct a review of MFI’s accounting policies in an effort to determine if differences in accounting policies require restatement or reclassification of MFI’s results of operations or reclassification of assets or liabilities to conform to Tribute’s accounting policies and classifications. As a result of that review, Tribute may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on these pro forma condensed consolidated financial statements. During the preparation of these pro forma condensed consolidated financial statements, Tribute was not aware of any material differences between accounting policies of the two companies and accordingly, these pro forma condensed consolidated financial statements do not assume any material differences in accounting policies between the two companies.

4. MFI Acquisition – Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired

The MFI Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the MFI Acquisition be measured at the closing date of the MFI Acquisition at the then-current market price.

The following is a summary of the consideration transferred by Tribute for the acquisition of MFI :

Cash consideration	$8,492,868
Issuance of 3,723,008 shares of Tribute common stock	5,000,000
Issuance of Promissory Note	5,000,000
Preliminary estimate of fair value of contingent consideration	5,695,000
Repayment of MFI indebtedness	1,954,685
Total consideration transferred	$26,142,553

The fair value of consideration transferred of $26.1 million consisted of $8.5 million in cash, $5 million through the issuance of 3,723,008 Tribute common shares; and, $5 million in the form of a one year unsecured promissory note bearing interest at 8% annually convertible at the holder's option at any time during the term into 2,813,778 Tribute common shares. In addition, the consideration also included future contingent cash milestone payments totaling $5.7 million based on attainment of certain conditions expected shortly after the close of this transaction and $2.0 million associated with the payoff of MFI's bank indebtedness. At the close of the MFI Acquisition, the fair value of the contingent consideration related to regulatory approval of two of MFI's pipeline products was deemed to be immaterial.

The following is a summary of the preliminary estimated fair values of the net assets acquired :

Total estimated consideration transferred	$26,142,553
Working capital(i)	1,792,165
Property, plant, and equipment	190,808
Other noncurrent liabilities	(535,151)
Net assets acquired	1,447,822
Goodwill(ii)	$24,694,731

(i) Working capital consists of current assets less current liabilities.

(ii) Includes other intangible assets that have not been allocated a portion of the consideration transferred at the date of this Form 8-K/A.

Tribute has made preliminary allocation estimates of the fair value of net assets acquired in the MFI Acquisition. The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed. The amounts allocated to assets acquired and liabilities assumed in the MFI Acquisition could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the MFI Acquisition from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the MFI Acquisition. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

5. Unaudited Pro Forma Adjustments

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the MFI Acquisition are as follows:

(a) Cash and cash equivalents—Adjustment reflects the preliminary net adjustment to cash in connection with the MFI Acquisition:

Cash portion of MFI Acquisition consideration	$(8,492,868)
Repayment of MFI indebtedness	(1,954,685)
Payment of transaction related expenses	(296,154)
Proceeds from Tribute debenture, net of issuance costs	11,661,055
Pro forma adjustment to cash and cash equivalents	$917,348

(b) Prepaid expenses and other assets—Represents tax receivable due to the tax benefit obtained as a result of the of transaction expenses incurred by Tribute for the MFI Acquisition.

(c) Intangible assets—Elimination of historical intangible assets of MFI. For purposes of these unaudited condensed combined pro forma financial statements, the identifiable intangible assets acquired by Tribute in the MFI Acquisition have been reflected as goodwill, as management of Tribute has not completed its valuation of such identifiable intangible assets.

(d) Debt issuance costs, net—Adjustment relates to the capitalization of $0.8 million of debt issuance costs recognized in connection with the $12.5 million Tribute debenture, which will be capitalized on the unaudited pro forma balance sheet and amortized over the life of the underlying debt instrument.

(e) Current portion of long term debt—Adjustment reflects the $12.5 million Tribute debenture issued to complete the MFI Acquisition, partially offset by the payoff of the MFI bank loan of $2.0 million.

(f) Contingent consideration—Adjustment relates to the estimated fair value of the contingent consideration that Tribute management expects to pay the selling shareholders of MFI for future milestone.

(g) Promissory note—Reflects the promissory note that was issued by Tribute as part of its consideration transferred for MFI Acquisition.

(h) Common shares—Reflects the elimination of MFI's historical common share balance of $0.4 million.

(i) Common shares—Reflects total value of common shares issued in connection with the MFI Acquisition of $5.0 million.

(j) Accumulated deficit—Adjustment reflects the transaction costs incurred by Tribute to complete the MFI Acquisition of $0.3 million, net of tax of $0.1 million and the elimination of MFI's historical retained earnings of $0.6 million.

(k) Amortization—Adjustment reflects the elimination of amortization expenses related to the historical intangible assets of MFI.

(l) Interest expense—Adjustment reflects the interest recognized in connection with the promissory note issued of $0.4 million, partially offset by the elimination of the interest expense associated with the bank loan that was repaid in connection with the MFI Acquisition of $50.0 thousand for the year ended December 31, 2014. For the three months ended March 31, 2015, the adjustment relates to the elimination of the interest expense associated with the bank loan that was repaid in connection with the MFI Acquisition of $13.0 thousand; no additional interest expense was recognized for the promissory note as the note had a term of one year. In addition, no interest expense was recorded related to the debenture that was issued as part of the MFI acquisition as the debenture was repaid in connection with the Tribute acquisition.

(m) Income tax benefit—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations, using the Canadian statutory tax rate of 26.5%.